Exhibit 10.5

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed on March 29, 2021, among ASHFORD HOSPITALITY HOLDINGS LLC, a Delaware limited liability company (“Borrower”), ASHFORD INC., a Nevada corporation (“Parent”), each lender party hereto (collectively, “Lenders”), certain of their respective Subsidiaries party hereto as Guarantors, and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”).

R E C I T A L S

1.            Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement (as modified, amended, renewed, extended, and/or restated, the “Credit Agreement”) dated as of March 1, 2018.

2.            The parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.

2.            Amendments to the Credit Agreement.

(a)           Section 1.1 of the Credit Agreement is hereby amended to delete therefrom the definitions of “Amortization Amount,” “LIBOR Successor Rate Conforming Changes,” “Liquidity Compliance Certificate,” “Payment Date,” “Relevant Governmental Body,” and “Required Consolidated Fixed Charge Coverage Ratio” in their entirety and replace such definitions with the following:

“Amortization Amount” means, for any Payment Date, an amount equal to two and one half percent (2.50%) of the Outstanding Amount as of such Payment Date; provided, however, that if the Consolidated Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered hereunder preceding such Payment Date is less than the Required Consolidated Fixed Charge Coverage Ratio, then the Amortization Amount for such Payment Date shall be an amount equal to five percent (5.0%) of the Outstanding Amount as of such Payment Date.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Liquidity Compliance Certificate” means a certificate substantially in the form of Exhibit J or in such other form as may be agreed by the Borrower and the Administrative Agent.

“Payment Date” means the first (1st) Business Day of each January, April, July and September.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Required Consolidated Fixed Charge Coverage Ratio” means a Consolidated Fixed Charge Coverage Ratio (a) for the fiscal quarter ending September 30, 2021, greater than or equal to 1.00 to 1.00, (b) for the fiscal quarter ending December 31, 2021, greater than or equal to 1.05 to 1.00, and (c) commencing with the fiscal quarter ending March 31, 2022 and at all times thereafter, greater than or equal to 1.10 to 1.00.

(b)           Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions in the correct alphabetical order:

“Net Cash Proceeds” means:

(a)           with respect to any Disposition by Borrower, Parent or any of their respective Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by Borrower, Parent or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)          with respect to the sale or issuance of any Equity Interest by Borrower, Parent or any of their respective Subsidiaries, or the incurrence or issuance of any Indebtedness by Borrower, Parent or any of their respective Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by Borrower, Parent or such Subsidiary in connection therewith.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by Administrative Agent applicable to such LIBOR Successor Rate:

(a)           the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, Interest Payment Date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to Administrative Agent; or

(b)          the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, Interest Payment Date or payment period for interest calculated and/or tenor thereto).

“Seventh Amendment Effective Date” means March 29, 2021.

(c)           Section 2.04 of the Credit Agreement is hereby amended to add the following new clauses (d), (e) and (f) at the end thereof:

(d)          If Borrower, Parent or any of their respective Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(c) or (e)) which results in the realization by such Person of Net Cash Proceeds, Borrower shall prepay an aggregate principal amount of Loans equal to one hundred percent (100%) of such Net Cash Proceeds immediately upon receipt thereof by such Person.

(e)           Upon the sale or issuance by Borrower, Parent or any of their respective Subsidiaries of any of its Equity Interests (other than any sales or issuances of Equity Interests to another Loan Party), Borrower shall prepay an aggregate principal amount of Loans equal to (i) fifty percent (50%) of all Net Cash Proceeds received from the issuance of common Equity Interests and (ii) one hundred percent (100%) of all Net Cash Proceeds received from the issuance of preferred Equity Interests (including, without limitation, the Preferred Interests), in each case immediately upon receipt thereof by Borrower, Parent or such Subsidiary.

(f)           Upon the incurrence or issuance by Borrower, Parent or any of their respective Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02(a) – (e) and refinancing of existing Indebtedness to the extent the amount of such Indebtedness is not increased at the time of such refinancing), Borrower shall prepay an aggregate principal amount of Loans equal to one hundred percent (100%) of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Borrower, Parent or such Subsidiary.

(d)           Section 2.06(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)           Principal payments on the Loan shall be due and payable on each Payment Date, each in an amount equal to the Amortization Amount, commencing July 1, 2021 and on each Payment Date thereafter;

(e)           Section 3.03(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)           Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that:

(i)           adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)          the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)         the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)         syndicated loans currently being executed, or that include language similar to that contained in Sections 3.03(c) – (e), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”).

(x)           Term SOFR plus the Related Adjustment; and

(y)          SOFR plus the Related Adjustment;

and in the case of clause (iv) above, Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth (5th) Business Day after Administrative Agent shall have notified all Lenders and Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if Administrative Agent determines that Term SOFR has become available, is administratively feasible for Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and Administrative Agent notifies Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant Interest Payment Date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

Administrative Agent will promptly (in one or more notices) notify Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than one half of one percent (0.50%), the LIBOR Successor Rate will be deemed to be one half of one percent (0.50%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(f)           Section 3.03 of the Credit Agreement is hereby amended to add the following new clauses (d) and (e) at the end thereof:

(d)            Notwithstanding anything to the contrary herein, (i) after any such determination by Administrative Agent or receipt by Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, Administrative Agent and Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders object to such amendment.

(e)            If, at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, Interest Payment Dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, Interest Payment Dates or payment periods), or failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(g)          Section 7.11(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)           Liquidity. Permit Liquidity, at any time, to be less than $15,000,000.

(h)         Section 7.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.06        Restricted Payments. Declare or make any Restricted Payment, provided, that so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) no Consolidated Party is in payment default of any Indebtedness or Guarantee, and (c) no Loan Party is in default of any agreement or condition relating to any Indebtedness or Guarantee, the Parent may make Restricted Payments with respect to the Preferred Interests solely out of cash available for distribution of the Parent and its Subsidiaries. Notwithstanding the prior sentence, in no event shall any Restricted Payment be made unless, both before and after giving effect to any such payment, Borrower shall have demonstrated to Administrative Agent’s satisfaction that no violation exists with respect to the minimum Liquidity required pursuant to Section 7.11(a), calculated on a proforma basis (and including on such proforma calculation, the amount of such proposed Restricted Payment) as of the date of such proposed Restricted Payment.

(i)          Section 7.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.17         Amendments or Modifications of Preferred Interests. Without the prior written consent of Administrative Agent, (a) increase the frequency or, except in accordance with the terms thereof existing as of the Seventh Amendment Effective Date, any amounts payable with respect to the Preferred Interests above the amounts payable as of the Seventh Amendment Effective Date or (b) make or approve any other material amendment, modification, or change to the terms of any Preferred Interests.

(j)          Section 7.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7.18        Reserved.

(k)         Section 11.17 of the Credit Agreement is hereby amended to add the following new paragraph at the end thereof:

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered or a paper-based recordkeeping system was used, as the case may be. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

3.            Amendments to other Loan Documents.

(a)           All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b)           Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4.            Conditions Precedent. This Amendment shall not be effective unless and until: (a) Administrative Agent receives (i) an original of this Amendment executed by Borrower, Parent, Guarantors, Administrative Agent, and Lenders and (ii) a prepayment, in immediately available funds, of the outstanding principal amount of the Loans in the amount of $5,000,000, together with accrued and unpaid interest thereon and (b) the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects on and as of the date of this Amendment as though made as of the date of this Amendment except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement.

5.            Ratifications. Each of Borrower and Parent (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent for the benefit of Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of Borrower, Parent and each Guarantor under the Credit Agreement and the Loan Documents, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

6.            Representations. Each of Borrower and Parent represents and warrants to Administrative Agent and Lenders that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by Borrower, Parent, and each Guarantor; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrowers, Parent, or Guarantors of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower, Parent, and Guarantors and are enforceable against Borrower, Parent, and Guarantors in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by Borrower, Parent, and Guarantors of this Amendment does not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower, Parent, or any Guarantor is a party or by which Borrower, Parent, or any Guarantor is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) no Default exists.

7.            Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

8.            Liquidity Compliance Certificate. Pursuant to the Fifth Amendment to Credit Agreement dated June 23, 2020 by and among Borrower, Parent, Administrative Agent, and Lenders (the “Fifth Amendment”), the Credit Agreement was amended to add the Liquidity Compliance Certificate as Exhibit F. As there was already an Exhibit F to the Credit Agreement, this reference was in error. Each party hereto agrees that the Fifth Amendment is hereby revised to reflect that the Liquidity Compliance Certificate was added to the Credit Agreement as Exhibit J thereto, and the Credit Agreement and the Liquidity Compliance Certificate are hereby amended to reflect such change.

9.            Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be subject to the provisions regarding choice of law, submission to jurisdiction, waiver of venue, service of process, and waiver of jury trial set forth in Section 11.14 and 11.15 of the Credit Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts (originals or facsimile copies followed by original executed counterparts within two (2) Business Days, but the failure to deliver original executed counterparts shall not affect the validity, enforceability, and binding effect of this Amendment) with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document. Borrower shall pay the reasonable fees and expenses of counsel for Administrative Agent incurred in connection with this Amendment in accordance with Section 11.04 of the Credit Agreement.

10.          Release. The Loan Parties hereby acknowledge that, as of the date hereof, the Obligations under the Credit Agreement and under the other Loan Documents are absolute and unconditional without any right of rescission, setoff, counterclaim, defense, offset, cross-complaint, claim or demand of any kind or nature from Administrative Agent. Borrower and Parent hereby voluntarily and knowingly release and forever discharge agents, employees, successors, and assigns (collectively, the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs, expenses, and liabilities whatsoever arising from or whether known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date hereof which any Loan Party may now or hereafter have against the Released Parties, if any, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, any contracting for, charging, taking, reserving, collecting, or receiving interest in excess of the highest lawful rate applicable.

11.          Entireties. The Credit Agreement as amended by this Amendment represents the final agreement among the parties about the subject matter of the Credit Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

12.          Parties. This Amendment binds and inures to Borrower, Parent, Administrative Agent, each Lender, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

EXECUTED as of the date first stated above.

BORROWER:

ASHFORD HOSPITALITY HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Robert G. Haiman
Name: Robert G. Haiman
Title: Executive Vice President and Secretary

PARENT:

ASHFORD INC., a Nevada corporation

By:	/s/ Deric Eubanks
Name: Deric Eubanks
Title: Chief Financial Officer

Signature Page to

Seventh Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne E. Pickett
Suzanne E. Pickett
Senior Vice President

Signature Page to

Seventh Amendment to Credit Agreement

LENDER:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Suzanne E. Pickett
Suzanne E. Pickett
Senior Vice President

Signature Page to

Seventh Amendment to Credit Agreement

To induce the Administrative Agent and Lenders to enter into this Amendment, the undersigned (a) consents and agrees to the Amendment’s execution and delivery, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Administrative Agent and Lenders under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations, (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and liens, (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to the Administrative Agent and Lenders and their respective successors and permitted assigns, and (e) ratifies and confirms the release contained in Section 10 herein.

GUARANTORS:

ASHFORD ADVISORS, INC., a Delaware corporation

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President and Secretary

ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited liability company

By:	/s/ Deric Eubanks
	Name:	Deric Eubanks
	Title:	Chief Financial Officer

ASHFORD LENDING CORPORATION, a Delaware corporation

By:	/s/ Deric Eubanks
	Name:	Deric Eubanks
	Title:	President

LISMORE CAPITAL LLC, a Delaware limited liability company

By:	/s/ Deric Eubanks
	Name:	Deric Eubanks
	Title:	President

Signature Page to

Seventh Amendment to Credit Agreement

AINC KALIBRI HOLDCO LLC, a Delaware limited liability company

By:	/s / Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President and Secretary

ASHFORD OAINC II INC., a Maryland corporation

By:	/s / Deric Eubanks
	Name:	Deric Eubanks
	Title:	Chief Financial Officer

ASHFORD OAINC, INC., a Maryland corporation

By:	/s / Deric Eubanks
	Name:	Deric Eubanks
	Title:	Chief Financial Officer

PREMIER PROJECT MANAGEMENT LLC, a Maryland limited liability company

By:	/s / Deric Eubanks
	Name:	Deric Eubanks
	Title:	Chief Financial Officer

Signature Page to

Seventh Amendment to Credit Agreement